Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Bain Capital Private Credit

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	$2,000,000,000	—	$2,000,000,000	.0001102	$220,400
		Total Offering Amount				$2,000,000,000		$220,400
		Total Fees Previously Paid						$220,400
		Total Fee Offsets						$0
		Net Fee Due						$0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)

The registrant previously paid a total of $220,400 in connection with the registrant’s registration statement on Form N-2 (File No. 333-261859) as filed with the Securities and Exchange Commission on May 3, 2022 and December 20, 2022. No additional fees are required in connection with this filing.

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